                                 SCHEDULE 14A
                                  (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                                  SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement         [_]Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11 or (S)240.14a-12

                       BUILDING ONE SERVICES CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     SAME
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                   [Building One Services Logo Appears Here]
                         800 Connecticut Avenue, N.W.
                                  Suite 1111
                             Washington, DC 20006
                                (202) 261-6000

                                                                   June 8, 1999

To the Stockholders of Building One Services Corporation:

  The Annual Meeting of Stockholders of Building One Services Corporation (the "Company") will be held in the Hall of Flags at the United States Chamber of Commerce, 1615 H Street, N.W., Washington, DC 20062 at 10:00 a.m. on Thursday, July 8, 1999.

  Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. The Company's 1998 Annual Report, which is not part of the proxy statement, is also enclosed and provides information regarding the financial results of the Company during the fiscal year ended December 31, 1998. In addition to voting on the election of directors, we recommend that you approve amendments to the Company's Restated Certificate of Incorporation to provide holders of the Company's 7 1/2% convertible junior subordinated debentures (the "Debentures") the right to vote on an as converted basis on matters submitted to the Company's stockholders for a vote, to elect, as a separate class, three directors of the Board of Directors (or, if the Board consists of more than ten directors, no less than 30% of the Board), to elect, as a separate class, a majority of the Board if the Company materially and intentionally breaches its agreements with the holders of the Debentures or there is a payment default or any other default giving rise to a right to acceleration under the terms of any indebtedness of the Company and the Company does not remedy the breach or default within specified time periods and to consent to any amendment or repeal by the Company of any provision of the Restated Certificate of Incorporation that is adverse to the holders of the Debentures. We further recommend that you approve amendments to the Restated Certificate of Incorporation to provide for stockholder action by unanimous written consent. The Board has proposed these amendments in connection with the Company's agreements with Boss Investment LLP, an affiliate of the private investment firm of Apollo Management, L.P., relating to its acquisition of an aggregate of $100 million principal amount of the Company's Debentures.

  Additionally, we recommend that you approve an amendment to the Restated Certificate of Incorporation to authorize 11,000,000 shares of series preferred stock. We also recommend that you approve the adoption of the Company's 1999 Long-Term Incentive Plan and 1999 Stock Performance Incentive Plan, which are designed to motivate and reward key officers and employees of the Company.

  On behalf of the Board of Directors and employees of the Company, I cordially invite all stockholders to attend the annual meeting. If you are unable to attend in person, please sign, date and promptly return the enclosed proxy card in the enclosed prepaid envelope. Your shares will be voted at the Annual Meeting in accordance with you proxy. If you plan to attend the meeting, please mark the box where indicated on the enclosed proxy card.

                                       Sincerely,

                                       /s/ Joseph M. Ivey
                                       Joseph M. Ivey
                                       President and
                                       Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 8, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Building One Services Corporation, a Delaware corporation (the "Company"), will be held in the Hall of Flags at the United States Chamber of Commerce, 1615 H Street, N.W., Washington, DC 20062 at 10:00 a.m. on Thursday, July 8, 1999, for the following purposes:

  1. To elect ten directors of the Company to hold office until the next succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

  2. To consider and act upon a proposal by the Board of Directors of the Company (the "Board") to amend Articles Four, Five and Six of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") (a) to provide that the holders of the Company's 7 1/2% convertible junior subordinated debentures (the "Debentures") shall have the right (i) to vote on an as converted basis on all of the matters submitted to the Company's holders of shares of common stock and any other class of voting stock as a single class, (ii) to elect, as a separate class, three directors to the Board (or, if the Board consists of more than ten members, no less than 30% of the total number of directors on the Board), (iii) to elect, as a separate class, a majority of the Board if the Company materially and intentionally breaches its agreements with the holders of the Debentures or there is a payment default or any other default giving rise to a right to acceleration under the terms of any indebtedness of the Company and the Company does not remedy the breach or default within specified time periods and (iv) to consent to any amendment or repeal by the Company of any provision of the Certificate of Incorporation that is adverse to the holders of the Debentures and (b) to eliminate the provisions of Article Four that relate to the shares of convertible non-voting common stock, par value $0.001 per share, because those shares have not been outstanding since their automatic conversion into shares of common stock, and to consider and act upon a proposal by the Board to restate the Certificate of Incorporation to reflect the foregoing amendments.

  In the event that stockholder approval of the amendments is not obtained by the Company by July 25, 1999, the interest rate on the Debentures will increase from 7 1/2% to 12 1/2% per annum until such approval is obtained. In addition, if approval is not obtained by October 24, 1999, the conversion price will be permanently reduced by $1.00 and will be further permanently reduced by $1.00 every 90 days thereafter if stockholder approval of the amendment is not obtained during such 90 day period, subject to a maximum reduction of the conversion price of $4.00.

  3. To amend the Certificate of Incorporation to add a new Article Nine to provide for stockholder action by unanimous written consent and to restate the Certificate of Incorporation to reflect the foregoing amendment.

  4. To amend Article Four of the Certificate of Incorporation to authorize 11,000,000 shares of series preferred stock, par value $0.001 per share, and to restate the Certificate of Incorporation to reflect the foregoing amendment.

  5. To consider and act upon a proposal by the Board to approve and adopt the Company's 1999 Long-Term Incentive Plan providing for equity-based awards with respect to up to 1,500,000 shares of common stock.

  6. To consider and act upon a proposal by the Board to approve and adopt the Company's 1999 Stock Performance Incentive Plan.

  7. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999.

  8. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

  The close of business on June 1, 1999 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. All holders of record of common stock of the Company on that date are entitled to vote at the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ F. Traynor Beck
                                       F. Traynor Beck
                                       Secretary
Washington, DC
June 8, 1999

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HOLD SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS THAT YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

           [Logo of Building One Services Corporation Appears Here]
                       BUILDING ONE SERVICES CORPORATION
                         800 Connecticut Avenue, N.W.
                                  Suite 1111
                             Washington, DC 20006
                                (202) 261-6000

                                                                   June 8, 1999

                                PROXY STATEMENT

  This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Building One Services Corporation (the "Company") for the Annual Meeting of Stockholders of the Company to be held on July 8, 1999.

  Stockholders of record at the close of business on June 1, 1999 (the "Record Date") will be entitled to vote at the meeting and will receive a copy of this Proxy Statement, which furnishes information relating to the business to be transacted at the meeting. On the Record Date, there were issued and outstanding 21,903,105 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). There are no other outstanding classes of voting securities of the Company. Each holder of a share of Common Stock is entitled to one vote per share on each matter presented at the meeting. This Proxy Statement and the enclosed proxy card are being mailed to stockholders entitled to vote at the Annual Meeting on or about June 8, 1999.

  A proxy card is enclosed for your use. THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

If no instructions are specified on the proxy card, shares represented thereby will be voted:

    (i) for the election of the ten nominees for directors of the Company listed herein;

    (ii) for the adoption of amendments to Articles Four, Five and Six of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") (a) to provide that the holders of the Company's 7 1/2% convertible junior subordinated debentures (the "Debentures") shall have the right (i) to vote on an as converted basis on all of the matters submitted to the Company's holders of shares of Common Stock and any other class of voting stock as a single class, (ii) to elect, as a separate class, three directors to the Board (or, if the Board consists of more than ten members, no less than 30% of the total number of directors on the Board), (iii) to elect, as a separate class, a majority of the Board if the Company materially and intentionally breaches its agreements with the holders of the Debentures or there is a payment default or any other default giving rise to acceleration under the terms of any indebtedness of the Company and the Company does not remedy the breach or default within specified time periods and (iv) to consent to any amendment or repeal by the Company of any provisions of the Certificate of Incorporation that is adverse to the holders of the Debentures and (b) to eliminate the provisions of Article Four that relate to the shares of convertible non-voting common stock, par value $0.001 per share, because those shares have not been outstanding since their automatic conversion into shares of Common Stock, and for the restatement of the Certificate of Incorporation to reflect the above amendments;

    (iii) for the adoption of an amendment to the Certificate of Incorporation to add a new Article Nine to provide for stockholder action by unanimous written consent and for the restatement of the Certificate of Incorporation to reflect the foregoing amendment;

    (iv) for the adoption of an amendment to Article Four of the Certificate of Incorporation to authorize 11,000,000 shares of series preferred stock, par value $0.001 per share, and to restate the Certificate of Incorporation to reflect the foregoing amendment;

    (v) for the adoption of the Company's 1999 Long-Term Incentive Plan (the "1999 Plan");

    (vi) for the adoption of the Company's 1999 Stock Performance Incentive Plan (the "Performance Plan"); and

    (vii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 1999.

  The Board does not know of any other matters to be presented to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, including any matters raised by a stockholder at the Annual Meeting, the proxies will be voted on any such matters presented to the stockholders in the discretion of the proxy holders.

  Any stockholder who has given a proxy may revoke the proxy by executing a proxy card bearing a later date or by delivering written notice of revocation of the proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any postponement or adjournment thereof. Prior to exercise thereof with respect to any matter submitted to a vote of the stockholders, any stockholder who attends in person the Annual Meeting or any postponement or adjournment thereof may revoke any proxy previously given and vote by ballot.

  The presence of the holders of a majority of the issued and outstanding shares of Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted for purposes of determining the existence of a quorum at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner described above.

  The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors. Cumulative voting for the election of directors is not permitted.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendments and restatement of the Certificate of Incorporation. The approval of all of the other matters will require the affirmative vote of the holders of a majority of the shares present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter.

  Shares represented by proxies that are marked "Withheld" with regard to the election of directors will have no effect on the outcome of the matter. Shares represented by proxies that are marked "Abstain" with regard to matters other than the election of directors will be treated as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for a proposal. Accordingly, an abstention will have the effect of a vote "against" a proposal. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will have no effect on the outcome of the election of directors or on proposals requiring the affirmative vote of a majority of the shares present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter, and will have the effect of a vote "against" matters requiring the affirmative vote of a majority of the outstanding shares of Common Stock.

  The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. The Company has engaged MacKenzie Partners, Inc. to assist in the distribution of proxy materials and the solicitation of proxies at a cost of approximately $5,000 plus out-of-pocket expenses. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials. Copies of the Company's Annual Report on Form 10-K, including the consolidated financial statements, are available upon payment of a reasonable fee for photocopying and postage-related expenses. Requests for an Annual Report on Form 10-K should be made in writing and be sent or faxed to:

                               F. Traynor Beck
                               Executive Vice President, General Counsel and Secretary
                               Building One Services Corporation
                               800 Connecticut Avenue, N.W., Suite 1111
                               Washington, DC 20006
                               Fax: (202) 261-6020

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Effective on April 30, 1999, the Board fixed the number of directors of the Company at ten. Also effective on April 30, 1999, David Ledecky and Thomas D. Heule resigned as directors of the Company and, pursuant to the Company's agreements with Boss Investment LLC, an affiliate of the private investment firm of Apollo Management, L.P., relating to Boss Investment's acquisition of an aggregate of $100 million principal amount of the Debentures, the Board elected Andrew Africk, Michael Gross and Brooks Newmark as directors of the Company. Boss Invesment acquired the Debentures on April 30, 1999.

  The Board has nominated the ten persons named below to serve as directors until the next succeeding annual meeting of stockholders and the election and qualification of their respective successors or until their earlier resignation or removal, except as noted below. The Board nominated Messrs. Africk, Gross and Newmark for election as directors at this Annual Meeting in connection with the Company's agreement with Boss Investment that it would nominate and otherwise support for election at the 1999 Annual Meeting three persons who Boss Investment designated for election to the Board. If Proposal 2 is approved, Messrs. Africk, Gross and Newmark will serve for terms extending from the date of their election and qualification until their successors shall have been elected and qualified by the holders of the Debentures.

  Each of the ten nominees for election to the Board is presently a member of the Board and each has consented to serve as a director if elected. If any of the nominees other than Boss Investment's designees should be unavailable to serve for any reason (which is not anticipated), the Board may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxies for the election of such substitute nominee or nominees; (ii) allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located; or (iii) by resolution, provide for fewer directors. Pursuant to the Company's agreement with Boss Investment, if any of the designees of Boss Investment should be unavailable to serve, the Board will designate a substitute nominee or nominees of Boss Investment and the persons named on the enclosed proxy card will vote all valid proxies for the election of such substitute nominee or nominees. Proxies for this Annual Meeting may not be voted FOR more than ten nominees.

NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

Andrew Africk Age    Andrew Africk has served as a director of the Company
32                   since April 30, 1999. Mr. Africk, for more than five
                     years, has been a principal of Apollo Advisors, L.P.
                     (which, together with its affiliates, acts as the managing general partner of several private securities investment funds) and of Lion Advisors, L.P. (a financial advisor to, and representative of institutional investors with respect to, securities investments). Mr. Africk is also a director of Continental Graphics Holdings, Inc.
                     Mr. Africk is a director designee of Boss Investment LLC pursuant to an agreement between the Company and Boss
                     Investment.

Mary K. Bush Age     Mary K. Bush has been a director of the Company since
50                   September 15, 1998. Ms. Bush has served as the President
                     of Bush & Company, an international financial consulting firm, since 1991. Prior to founding Bush & Company, she served from 1989 to 1991 as Managing Director of the U.S.
                     Federal Housing Finance Board. Prior to that, she was
                     Vice President--International Finance at the Federal
                     National Mortgage Association (Fannie Mae). From 1984 to
                     1988, she served as U.S. Alternate Executive Director of the International Monetary Fund. Ms. Bush serves on a number of boards of directors and advisory boards, including Texaco, Inc., Mortgage Guaranty Insurance
                     Corporation, a number of Pioneer mutual funds, Novecon
                     Management Company, Washington Mutual Investors Fund,
                     March of Dimes, Hoover Institution, Wilberforce
                     University, the Folger Shakespeare Library, Project 2000,
                     Inc. and the Bretton Woods Committee.

Vincent Eades Age    Vincent W. Eades has been a director of the Company since
38                   November 25, 1997. Since May 20, 1998, Mr. Eades has
                     served as the Chairman and Chief Executive Officer of Powerride Motorsports, Inc., a company seeking to consolidate the motorcycle and leisure sports dealership industry. Between May 1995 and May 20, 1998, he served as the Senior Vice President of Sales and Marketing for
                     Starbucks Coffee Co., Inc. From November 1985 through May
                     1995, Mr. Eades was employed by Hallmark Cards, Inc., most recently as a General Manager. Additionally, he serves as a director of USA Floral Products, Inc. and UniCapital Corporation.

Michael Gross Age    Michael Gross has served as a director of the Company
37                   since April 30, 1999. Mr. Gross is one of the founding
                     principals of Apollo Advisors, L.P. and of Lion Advisors,
                     L.P. Mr. Gross is also a director of Alliance Imaging, Inc., Allied Waste Industries, Inc., Breuners Home
                     Furnishings, Inc., Converse, Inc., Florsheim Group, Inc.,
                     United Rentals, Inc. and Saks Incorporated. Mr. Gross is a director designee of Boss Investment LLC pursuant to an agreement between the Company and Boss Investment.

Joseph M. Ivey       Joseph M. Ivey has served as the Company's President and
Age 40               Chief Executive Officer since February 25, 1999 and has
                     served as a director of the Company since October 8, 1998. From September 2, 1998 to February 25, 1999, Mr.
                     Ivey served as the President of the Building One
                     Mechanical Group. Mr. Ivey has also served, since October
                     1990, as the Chairman and Chief Executive Officer of Ivey
                     Mechanical Company, Inc., a mechanical services company that the Company acquired on September 2, 1998. Mr. Ivey also serves as a director of 1st M&F Corp. Mr. Ivey is a graduate of, and serves as a trustee of, Freed-Hardeman
                     University.

Jonathan J.          Jonathan J. Ledecky founded the Company in February 1997
Ledecky Age 41       and serves as its Chairman of the Board. He served as the
                     Company's Chief Executive Officer from November 25, 1997 through February 25, 1999. In October 1994, Jonathan J.
                     Ledecky founded U.S. Office Products Company, a company that provides office products, office furniture and office coffee and beverage services, and served as its Chairman of the Board until June 10, 1998 and as its Chief Executive Officer until November 5, 1997. Jonathan
                     J. Ledecky currently serves as a director of U.S.A.
                     Floral Products, Inc., UniCapital Corporation, Aztec
                     Technology Partners, Inc., School Specialty, Inc.,
                     Workflow Management, Inc., the Ledecky Foundation,
                     Navigant International, Inc. and MicroStrategy
                     Incorporated. He is also a general partner of Ironbound
                     Partners, LLC, a private investment management firm, and a director of the United States Chamber of Commerce.
                     Jonathan J. Ledecky is a graduate of Harvard College and Harvard Business School.

William P. Love,     William P. Love, Jr. currently serves as the President of
Jr. Age 39           the Building One Mechanical and Electrical Group and and
                     has been a director of the Company since March 11, 1998.
                     From September 1990 to March 11, 1998, Mr. Love served as the President and Chief Executive Officer of SKC
                     Electric, Inc., an electrical installation and maintenance services company that Mr. Love founded and that has been a wholly owned subsidiary of the Company since its acquisition by the Company on March 11, 1998.
                     Mr. Love is the director designee of the initial companies in the electrical group that the Company acquired on March 11, 1998 pursuant to the agreements between the Company and each company within such group.

Brooks Newmark       Brooks Newmark has served as a director of the Company
Age 41               since April 30, 1999. Mr. Newmark is a principal of
                     Apollo Advisors, L.P. Mr. Newmark has been associated with Apollo for more than five years and is Vice
                     President of Apollo Management (U.K.) L.L.C. Mr. Newmark is a director designee of Boss Investment LLC pursuant to an agreement between the Company and Boss Investment.

W. Russell Ramsey    W. Russell Ramsey has been a director of the Company
Age 38               since November 25, 1997. Mr. Ramsey is President, co-
                     founder and a director of Friedman, Billings, Ramsey
                     Group, Inc., a holding company engaged in brokerage, investment banking, corporate finance and asset management activities in the Washington, DC area. He has served as President of Friedman, Billings, Ramsey Group,
                     Inc. and its predecessors since co-founding the company in 1989. Mr. Ramsey holds a B.A. from the George
                     Washington University and, pursuant to an agreement with the Company, is a director designee of Friedman, Billings, Ramsey & Co., Inc., a wholly owned indirect subsidiary of Friedman, Billings, Ramsey Group, Inc.

M. Jude Reyes Age 42 M. Jude Reyes has been a director of the Company since
                     November 25, 1997. Mr. Reyes has served as Chairman and President of Premium Distributors of Virginia, L.L.C., a beverage distributor, since 1992. Between 1989 and 1992, Mr. Reyes served as President and Chairman of Harbor Distributing Company in Los Angeles, California. He is also a director and investor in three other beverage distributors and two wholesale food service distributors. Mr. Reyes is a director designee of Friedman, Billings, Ramsey & Co., Inc. pursuant to an agreement with the Company.

VOTE REQUIRED FOR APPROVAL

  The vote of the holders of a plurality of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary for the election of a nominee as a director of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE TEN PERSONS NOMINATED TO SERVE AS DIRECTORS.

BOARD ORGANIZATION AND MEETINGS

  The Board held nine meetings during the year ended December 31, 1998. In addition, the Board acted by unanimous consent on a number of occasions. During the year, no member of the Board attended fewer than 75% of the total number of meetings of the Board and all committees of the Board on which he or she served.

  The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.

  The responsibilities of the Audit Committee include recommending to the Board the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Messrs. Eades, Ramsey, Reyes, Africk and Newmark currently serve as the members of the Audit Committee. The Audit Committee held two meetings (including telephonic meetings) and acted by unanimous consent on several occasions in fiscal 1998.

  The Compensation Committee reviews the Company's compensation plans to ensure that they meet corporate objectives. In addition, the responsibilities of the Compensation Committee also include administering the Building One Services Corporation 1997 Long-Term Incentive Plan (the "1997 Plan"), the Building One Services Corporation 1998 Long-Term Incentive Plan (the "1998 Plan") and the Building One Services Corporation Section 162(m) Bonus Plan (the "Bonus Plan"), including selecting the officers and salaried employees to whom awards will be granted. The Compensation Committee will also be responsible for administering the 1999 Plan and the Performance Plan, if they are approved by the stockholders at the Annual Meeting. Messrs. Eades, Reyes, Africk and Gross, independent directors of the Company, currently serve as the members of the Compensation Committee. The Compensation Committee had one meeting and acted numerous times by unanimous consent in fiscal 1998.

  The Nominating Committee recommends to the Board the slate of directors to be elected by the stockholders, any directors to be elected by the Board to fill vacancies and the directors to be selected for membership to the various Board committees. Jonathan J. Ledecky, Joseph M. Ivey, F. Traynor Beck, Mary
K. Bush and M. Jude Reyes currently serve as the members of the Nominating Committee.

                             DIRECTOR COMPENSATION

  Directors who are not receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000. In addition, pursuant to the Building One Services Corporation 1997 Non-Employee Directors' Stock Plan, each non-employee director receives an automatic initial grant of an option to purchase 20,000 shares of Common Stock on the date of such person's initial election to the Board of Directors. Thereafter, each director receives an automatic annual grant of an option to purchase 5,000 shares. Each such option has and will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant. In December 1998, the Company entered into an agreement with Boss Investment pursuant to which the Company was to merge with an affiliate of Boss Investment, with the Company as the surviving corporation. In February 1999, the Company and Boss Investment announced that they had agreed to mutually terminate such agreement. In connection with the negotiation of that agreement with Boss Investment, Messrs. Eades, Reyes and Heule, members of the Special Committee to the Board, received $19,500 each.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 1, 1999 by:

  . each person (or group of affiliated persons) the Company knows to be the beneficial owner of more than five percent of the outstanding shares of Common Stock;

  .  each director;

  .  each executive officer named in the Summary Compensation Table; and

  . all of the Company's current directors and executive officers as a group.

  Each of these stockholders possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                                                        AMOUNT AND     PERCENTAGE
                                                        NATURE OF      OF COMMON
                                                        BENEFICIAL       STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP        OWNED
------------------------------------                    ----------     ----------
DIRECTORS AND EXECUTIVE OFFICERS:
Jonathan J. Ledecky.................................... 2,983,559(1)      12.5%
David Ledecky..........................................       --           --
F. Traynor Beck........................................   166,729(2)         *
Timothy C. Clayton.....................................   252,000(3)       1.1%
Joseph M. Ivey.........................................   675,985(4)       3.1%
Andrew Africk..........................................       -- (5)       --
Mary K. Bush...........................................       --           --
Vincent W. Eades.......................................    19,527(6)         *
Michael Gross..........................................       -- (5)       --
William P. Love, Jr....................................   212,991(7)         *
Brooks Newmark.........................................       -- (5)       --
W. Russell Ramsey...................................... 1,352,393(8)       5.9%
M. Jude Reyes..........................................    15,738(9)         *
  ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A
   GROUP (13 PERSONS).................................. 5,678,922         22.2%
HOLDERS OF 5% OR MORE OF THE COMPANY'S COMMON STOCK:
Boss Investment LLC.................................... 4,444,444(10)     16.9%

--------
*   Less than one percent
(1) This includes 1,950,000 shares underlying a warrant issued to Jonathan J. Ledecky in connection with the Company's initial public offering. The Company has agreed that, at Jonathan J. Ledecky's request, it will file a registration statement under the Securities Act of 1933, as amended, for an offering of the shares underlying the warrant during a ten-year period beginning on November 25, 1997. In addition, the Company has agreed to give Jonathan J. Ledecky the right to request that it include the shares underlying the warrant on a registration statement filed by the Company during a twelve-year period beginning on November 25, 1997. Mr. Ledecky's address is: c/o Building One Services Corporation, 800 Connecticut Ave., N.W., Suite 1111 Washington, DC 20006.
(2) This figure reflects shares which may be acquired upon the exercise of options that are exercisable.
(3) This figure includes 250,000 shares which may be acquired upon the exercise of options that are exercisable.
(4) This figure includes 300,000 shares held in the Joseph M. Ivey, Jr. Annuity Trust, of which Mr. Ivey is the trustee, 125,000 shares which may be acquired upon the exercise of options that are exercisable and 173,547 shares held by Ivey National Corporation (the principal stockholder of which is Mr. Ivey's father), of which Mr. Ivey disclaims beneficial ownership beyond his pecuniary interest.
(5) Beneficial ownership is disclaimed as to the shares of Common Stock beneficially owned by Boss Investment. The director is a principal of Apollo Advisors, L.P., an affiliate of Boss Investment. See note (10) below.

(6) This figure represents shares which may be acquired upon the exercise of options that are exercisable.
(7) This figure includes 72,465 shares owned by Mr. Love's wife and 1,200 shares owned by trusts established for the benefit of his children. Mr. Love serves as one of four trustees of the SKC Electric, Inc. Profit Sharing Plan. The number of shares shown as beneficially owned by Mr. Love excludes shares that may be deemed to be beneficially owned by that plan.
(8) This figure includes 7,632 shares which may be acquired upon the exercise of options that are exercisable, 202,604 shares owned by FBR Asset Investment Corporation, of which Mr. Ramsey is an officer, director and indirect shareholder, and 1,130,000 shares underlying a warrant owned by Friedman, Billings, Ramsey & Co., Inc., of which Mr. Ramsey is an officer, director and shareholder. In addition, the Company has agreed to give Friedman, Billings, Ramsey & Co., Inc. the right to request that it include the shares underlying the warrant on a registration statement filed by the Company with the Securities and Exchange Commission during a twelve-year period beginning on November 25, 1997.
(9) This figure includes 7,632 shares which may be acquired upon the exercise of options that are exercisable.
(10) Boss Investment will be dissolved and will distribute the Debentures to its members, resulting in direct beneficial ownership by Apollo Investment Fund IV, L.P. of $94.9 million of Debentures, which are currently convertible into 4,218,222 shares, and Apollo Overseas Partners IV, L.P. of $5.1 million of Debentures, which are currently convertible into 226,222 shares. The general partner of these entities, Apollo Advisors IV, L.P., is affiliated with Apollo Management, L.P.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides certain summary information concerning the cash and non-cash compensation earned by or awarded to the persons who were the Company's executive officers during 1998. The Company's predecessor was organized in February 1997, with David Ledecky as its sole employee. The Company employed the remaining executive officers listed in the table as of November 25, 1997.

                          SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION
                         ----------------------------
                                                       LONG-TERM
                                                      COMPENSATION
                                                         AWARDS
                                   ANNUAL              SECURITIES
                                COMPENSATION           UNDERLYING
NAME AND PRINCIPAL       FISCAL    SALARY             OPTIONS/SARS  ALL OTHER
POSITION                  YEAR    ($) (1)      BONUS    (#) (2)    COMPENSATION
------------------       ------ ------------  ------- ------------ ------------
Jonathan J. Ledecky.....  1998    $750,000    $42,500       --            --
 Chief Executive Officer
  and                     1997     125,000        --        --            --
 Chairman of the
  Board(3)
Timothy C. Clayton......  1998    $300,000    175,000       --       $110,295(4)
 Executive Vice Presi-
  dent,                   1997     223,000        --    500,000        25,000
 Chief Financial Officer
  and Treasurer
F. Traynor Beck.........  1998    $300,000    175,000       --          4,800(5)
 Executive Vice Presi-
  dent,                   1997     223,000        --    500,000           --
 General Counsel and
  Secretary
David Ledecky...........  1998    $300,000    100,000       --          4,800(5)
 Executive Vice Presi-
  dent and                1997     327,994(7)     --    500,000           --
 Chief Administrative
  Officer, Director(6)

--------
(1) The 1997 figures include bonus payments of $200,000 for Timothy C. Clayton, F. Traynor Beck and David Ledecky, which were guaranteed for the first year of employment pursuant to their employment agreements, declared in December 1997 and paid in January 1998.

(2) Represents options granted in 1997 with respect to Common Stock, each option to vest ratably on November 25, 1998, 1999, 2000 and 2001, unless accelerated under certain conditions. The vesting of the options was accelerated in connection with the Company's recent tender offer. To the extent that the Company did not acquire 50% of the shares underlying an option in the tender offer, such option is now immediately exercisable with respect to those shares and will be exercisable with respect to up to 125,000 shares beginning on November 25, 2000 and with respect to the remaining 125,000 shares beginning on November 25, 2001.
(3) On February 25, 1999, the Company appointed Joseph M. Ivey as President and Chief Executive Officer. Jonathan J. Ledecky currently serves as Chairman of the Board.
(4) Represents a $4,800 contribution to Timothy C. Clayton's 401(k) plan and $105,495, the discounted value of the benefit to Mr. Clayton of the premium paid by the Company during 1998 for a split-dollar insurance policy under which the Company is entitled to a refund of the premiums paid by it to the insurer at the time Mr. Clayton becomes the owner of the policy at the earlier of the end of 22 years or death.
(5) Represents the Company's matching contribution to the 401(k) plan.
(6) On April 30, 1999, David Ledecky was terminated without cause as an Executive Vice President and Chief Administrative Officer and resigned from the Board of Directors.
(7) Includes payments made to David Ledecky by the Company's predecessor.

EMPLOYMENT AGREEMENTS

  JONATHAN J. LEDECKY. On November 25, 1997, the Company entered into an employment agreement with Jonathan J. Ledecky. The agreement has a one-year term which was automatically renewed for a successive one-year term pursuant to its terms and is automatically renewable for successive one-year terms unless either Jonathan J. Ledecky or the Company gives notice of non-renewal at least 90 days prior to the end of the term. Non-renewal of the contract is the equivalent of termination without "cause" (as defined in the employment agreement). The agreement provides for an annual salary of $750,000 and a discretionary bonus in an amount equal to up to 100% of his base salary. If the Company terminates the agreement other than for "cause" (as defined in the employment agreement), Jonathan J. Ledecky is entitled to receive an amount equal to twice his base salary plus an amount equal to the bonus he received in the prior year. The agreement prohibits Jonathan J. Ledecky from competing with the Company during the term of his employment and for a period of one year thereafter. The agreement also provides for certain executive perquisites. The Company expects to enter into an agreement with Jonathan J. Ledecky pursuant to which his employment agreement will be terminated other than for "cause" (as defined in the employment agreement) and he will remain as Chairman of the Board.

  JOSEPH M. IVEY. Effective February 25, 1999, the Company entered into an employment agreement with Joseph M. Ivey, the Company's President and Chief Executive Officer and a Company director. The agreement has a two-year term and is automatically renewable on the same terms for one-year terms thereafter, unless either the Company or Mr. Ivey gives notice of non-renewal at least six months prior to the end of the term. According to the terms of the agreement, Mr. Ivey is obligated to devote his full business time, attention and efforts to his duties as President and Chief Executive Officer. The agreement provides for an annual salary of $400,000 and a discretionary bonus in an amount equal to up to 150% of his base salary. Pursuant to the agreement, Mr. Ivey received a grant of an option to purchase 250,000 shares of Common Stock. The employment agreement provides that the option vests ratably on the first, second, third and fourth anniversaries of the date of the grant, unless accelerated upon a "change in control" (as defined in the Company's 1998 Long-Term Incentive Plan) or upon termination of Mr. Ivey without "cause" (as defined in the employment agreement). The vesting of the option was accelerated in connection with the Company's recent tender offer. Mr. Ivey's option is now exercisable with respect to 125,000 shares and will be exercisable with respect to 62,500 shares beginning on November 25, 2000 and with respect to an additional 62,500 shares beginning on November 25, 2001. If the Company terminates the agreement other than for "cause," Mr. Ivey will be entitled to receive an amount equal to twice his base salary plus the amount of bonus he received in the prior year and to participate in pension, insurance and other benefit programs on terms which are identical to those of our other senior executive officers. Mr. Ivey's employment agreement prohibits him from competing with the Company during the term of his employment and, depending on the nature of his termination, for a period of up to two years thereafter. The agreement also provides for certain executive perquisites.

  F. TRAYNOR BECK, TIMOTHY C. CLAYTON AND DAVID LEDECKY. On November 25, 1997, the Company entered into employment agreements with F. Traynor Beck, Timothy
C. Clayton and David Ledecky, the terms of which are substantially identical. Each of the agreements has a two-year term and is automatically renewable for one-year terms thereafter, unless either the employee or the Company give notice of non-renewal at least six months prior to the end of the term. According to the terms of the agreements, each is obligated to devote his full business time, attention and efforts to his duties under the agreement. Each of the agreements provides for an annual salary of $300,000, a guaranteed bonus of $200,000 for the first year of the term and a discretionary bonus in an amount equal to up to 100% of his base salary for each year thereafter. On November 25, 1997, each of these executive officers received a grant of an option to purchase 500,000 shares of Common Stock at an exercise price equal to the Company's initial public offering price per share ($20.00). This option vests ratably on the first, second, third and fourth anniversaries of the date of grant, unless accelerated upon a "change in control" (as defined in the employment agreement) or upon the termination of the employee without "cause" (as defined in the employment agreement). The vesting of the options was accelerated in connection with the Company's recent tender offer. To the extent that the Company did not acquire 50% of the shares underlying each such option in the tender offer, such option, except as discussed below, is now exercisable with respect to those shares and will be exercisable with respect to up to 125,000 shares beginning on November 25, 2000 and with respect to the remaining 125,000 shares beginning on November 25, 2001. If the Company terminates the agreement other than for "cause," the executive officer will be entitled to receive an amount equal to twice his base salary plus the amount of the bonus he received in the prior year. The agreements generally prohibit the executive officer from competing with the Company during the term of his employment and for a period of one year thereafter. The agreements also provide for certain executive benefits and perquisites. The salaries for Messrs. Beck and Clayton were increased to $330,000 in March 1999. The Company entered into an agreement with David Ledecky relating to the termination without cause of his employment as Executive Vice President and Chief Administrative Officer of the Company and his resignation as a director of the Company effective on April 30, 1999. The Company paid David Ledecky an amount in accordance with the termination without cause provisions of his employment agreement. In addition, in exchange for his waiver of certain contractual rights, his agreement to accept certain continuing obligations and the forfeiture and cancellation of the balance of David Ledecky's option, the Company paid David Ledecky $306,512.50 pursuant to the terms of the termination agreement.

  WILLIAM P. LOVE, JR. On March 11, 1998, the Company entered into an employment agreement with William P. Love, Jr., who is a director of the Company and, as of February 25, 1999, became the President of the Building One Mechanical and Electrical Group. The agreement has a two-year term and may be extended according to terms upon which the Company and Mr. Love mutually agree. The agreement provides for an annual salary of $200,000 (which was increased to $300,000 upon Mr. Love becoming President of the Building One Mechanical and Electrical Group) and a performance-based incentive bonus. This bonus is payable in cash, stock options or other non-cash awards. The Compensation Committee of the Board determines the form of the bonus each year during the term of the agreement, beginning on January 1, 1999. If the Company terminates the agreement other than for "cause" (as defined in the employment agreement), Mr. Love will receive his base salary and group health benefits in effect at that time for either one year from the date of termination, or the remaining length of time under the term of the agreement, whichever is longer. Mr. Love's employment agreement also prohibits him from competing with the Company during the term of his employment and, depending on the nature of his termination of employment, for a period of up to two years from the date of termination.

YEAR-END VALUES OF OPTIONS

  The following table sets forth certain information for 1998 concerning the exercise and year-end values of options relating to the Company's executive officers.

        AGGREGATED OPTION/SARS EXERCISED IN 1998 AND OPTION/SAR VALUES
                                AT END OF 1998

                                                      NUMBER OF
                                                SECURITIES UNDERLYING VALUE OF UNEXERCISED
                                                     UNEXERCISED            IN-THE-
                            SHARES                  OPTIONS/SARS         MONEY OPTIONS/
                          ACQUIRED ON   VALUE      AT END OF 1998        SARS AT END OF
                           EXERCISE    REALIZED     (EXERCISABLE/      1998 (EXERCISABLE/
NAME                     (# OF SHARES)  ($)(1)    UNEXERCISABLE)(#)   UNEXERCISABLE)($)(2)
----                     ------------- -------- --------------------- --------------------
Jonathan J. Ledecky.....      --         --                    --                    --
Timothy C. Clayton......      --         --        125,000/375,000     $109,375/$328,125
F. Traynor Beck.........      --         --        125,000/375,000       109,375/328,125
David Ledecky...........      --         --        125,000/375,000       109,375/328,125

--------
(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owned.
(2) "In-the-money" options are options whose base (or exercise) price was less than the market price of our common stock at December 31, 1998. The value of such options is calculated assuming a stock price of $20 7/8, which was the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During 1998, the Compensation Committee of the Board was composed of two independent, non-employee directors. They have served as members of the Board since November 25, 1997, the effective date of the registration statement for the Company's initial public offering. Accordingly, the Compensation Committee did not negotiate or approve the terms of the employment agreements that the Company entered into with its executive officers in November 1997. Nor did the members of the Compensation Committee approve the employee benefit plans that the Company adopted and its sole stockholder approved prior to November 1997.

  Set forth below is the Compensation Committee's report on executive compensation.

  Notwithstanding anything to the contrary, the following report of the Compensation Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Shortly after the Company became a publicly-held corporation in December 1997, the Compensation Committee (the "Committee") reviewed the compensation and benefits provided to the Company's executive officers. Based upon that review, the Committee concluded that the Company's compensation program was designed in an appropriate manner to attract, retain and reward executive officers in a manner that is consistent with the long-term interests of stockholders.

  The key components of the Company's executive compensation program consist of salary amounts, annual incentive bonuses and stock options. The Committee is responsible for approving any changes to the benefits provided to the Company's executive officers in their employment agreements and awarding bonuses for the 1998 fiscal year. In addition, the Committee is responsible for administering the Company's 1997 Long-Term Incentive Plan and the Company's 1998 Long-Term Incentive Plan (the "1998 Plan") and will be responsible for administering the Company's 1999 Long-Term Incentive Plan (the "1999 Plan") and the Company's 1999 Stock Performance Incentive Plan (the "Performance Plan"), if they are adopted by the stockholders. The Committee decides whether to grant stock options to the executive officers and makes recommendations to the Board with respect to the adoption of additional incentive plans. The Committee recommended that the Board propose the adoption of the 1999 Plan and the Performance Plan. The Committee recommended the adoption of the 1999 Plan because, until the Company issues additional shares of Common Stock, there are not enough shares of Common Stock available for issuance under the 1998 Plan as a result of the significantly lower number of the Company's shares of Common Stock outstanding after the completion of the Company's offer to buy 25.5 million shares of Common Stock in its issuer tender offer. The Committee recommended the adoption of the Performance Plan in order for the Committee to award to members of the Company's senior management, including executive officers, shares of Common Stock at such time as the market price of the Company's shares of Common Stock reaches certain specified levels and to impose any appropriate conditions on such awards in its discretion.

  The employment agreements that the Company entered into in December 1997 with the executive officers provide for specified salary amounts and, in the case of each of the executive officers other than Jonathan J. Ledecky, a guaranteed bonus for the first year of the term of such executive officer's employment agreement. Shortly after November 1997, the Committee decided to pay the guaranteed bonuses to such executive officers for the first year of their employment agreements in view of the success of the initial public offering and in order to recognize such obligations on a current basis. The employment agreements provide for discretionary bonuses to such executive officers for years after the first year of the term of the employment agreement in amounts equal to up to 100% of their base salary amounts. The employment agreements further state that it is contemplated that such bonuses will be at least equal to the guaranteed bonus for the first year of the term of the employment agreement. The Committee awarded to the executive officers other than Jonathan J. Ledecky bonuses for the 1998 fiscal year (in addition to the guaranteed bonuses for 1998 that they received in 1997) based upon its evaluation of various factors including overall Company results, the executive officer's individual performance and various intangible factors.

  The employment agreement that the Company entered into with Jonathan J. Ledecky, the Company's Chief Executive Officer during 1998, provides for a discretionary bonus in an amount equal to up to 100% of the employee's base salary. In early 1998, the Committee designated performance goals under the Bonus Plan which would determine whether Jonathan J. Ledecky would receive a bonus. The Committee awarded Jonathan J. Ledecky a bonus for 1998 based upon those previously determined earnings per share and revenue-based formula performance goals.

  The employment agreements with each of the executive officers other than Jonathan J. Ledecky provided for grants of options for 500,000 shares to each of such executive officers on November 26, 1997. The Committee did not grant additional options to such executive officers and did not grant any options to Jonathan J. Ledecky, the Chief Executive Officer during 1998.

  The Company entered into an employment agreement with Joseph M. Ivey in connection with his appointment as the Company's Chief Executive Officer on February 25, 1999. Unlike the other employment agreements that the Company has entered into, Mr. Ivey's employment agreement provides for a bonus in an amount equal to up to 150% of Mr. Ivey's base salary. The Committee determined that a higher maximum possible bonus was appropriate for the new Chief Executive Officer.

                                       Compensation Committee:

                                       M. Jude Reyes
                                       Vincent W. Eades

STOCK PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Russell 2000 Index and (ii) a peer group stock index. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's Common Stock on November 26, 1997 and the reinvestment of dividends.


                             [Graph Appears Here]


                                   11/26/97        12/31/97        12/31/98
                                   --------        --------        --------
Building One Services Corp.         100.00          100.62          103.41

Russell 2000 Index                  100.00          101.75           98.90

Peer Group Index                    100.00          118.23          119.41


  The companies that comprise the peer group are BHI Corporation, Comfort Systems USA, Inc., Group Maintenance America Corp. and Integrated Electrical Services (which became a public company on January 27, 1998).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates in fiscal 1998. On October 5, 1998 a Form 3 for Mary K. Bush was filed by counsel for the Company with the Securities and Exchange Commission in a timely fashion. This Form 3 was later rejected by the SEC for illegibility. The Form 3 was successfully re-filed and accepted by the SEC on December 2, 1998 but, pursuant to the rules and regulations of the SEC, was deemed to be filed late.

                             CERTAIN TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company.

  Jonathan Ledecky, the Company's Chairman of the Board and founder, is the brother of David Ledecky, the Company's former Executive Vice President, Chief Administrative Officer and a former director of the Company.

  Joseph M. Ivey, the President and Chief Executive Officer and a director of the Company, is an officer and stockholder of two corporations which lease real property and an airplane to Ivey Mechanical Company, one of the Company's mechanical subsidiaries. The leases provide for lease payments in the aggregate amount of $8,200 per month, or $98,400 annually. In addition, the Company pays a fee based upon the use of the airplane. In 1998, the Company paid $43,120 in usage fees for the airplane.

  W. Russell Ramsey, a director of the Company, is President and a principal stockholder of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey & Co., Inc., a wholly owned indirect subsidiary of Friedman, Billings, Ramsey Group, Inc., rendered investment banking services to the Company in connection with the Company's initial public offering. In 1998, Friedman, Billings, Ramsy & Co., Inc. acted as a financial advisor to the Company in connection with the Company's consideration of various strategic alternatives which ultimately led to the Company's recently completed issuer tender offer. Friedman, Billings, Ramsey & Co., Inc. received a fee of $3.5 million in connection with the tender offer.

  On March 11, 1998, the Company completed the acquisition of SKC. SKC leases office, warehouse and storage space from SKC Properties, L.L.C., a principal member of which is William P. Love, Jr. Mr. Love is one of the former owners of SKC, a director of the Company and the President of the Building One Mechanical and Electrical Group. The lease provides for lease payments in the amount of $8,095 per month, or $97,140 annually.

  Effective April 30, 1999, Messrs. Africk, Gross and Newmark were appointed to the Board pursuant to the agreements that the Company entered into with Boss Investment. Boss Investment received fees of $2.5 million in connection with its agreement to acquire an aggregate principal amount of $100 million of the Debentures. In addition, Boss Investment was reimbursed for its fees and expenses incurred in connection with its transaction with the Company.

                                  PROPOSAL 2

 APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR CERTAIN
         VOTING RIGHTS FOR THE HOLDERS OF THE COMPANY'S DEBENTURES AND
                        TO ELIMINATE CERTAIN PROVISIONS

  The Board has approved a proposal to amend Articles Four, Five and Six of the Certificate of Incorporation (a) to provide that the holders of the Company's Debentures shall have the right (i) to vote on an as converted basis on all of the matters submitted to the Company's holders of shares of Common Stock and any other class of voting stock as a single class, (ii) to elect, as a separate class, three directors to the Board (or, if the Board consists of more than ten members, no less than 30% of the total number of directors on the Board), (iii) to elect, as a separate class, a majority of the Board if the Company materially and intentionally breaches its agreements with the holders of the Debentures or there is a payment default or any other default giving rise to a right to acceleration under the terms of any indebtedness of the Company and the Company does not remedy the breach or default within specified time periods and (iv) to consent to any amendment or repeal by the Company of any provisions of the Certificate of Incorporation that is adverse to the holders of the Debentures and (b) to eliminate the provisions of Article Four that relate to the shares of convertible non-voting common stock, par value $0.001 per share, because those shares have not been outstanding since their automatic conversion into shares of Common Stock. The Board has also approved a proposal to restate the Certificate of Incorporation to reflect the foregoing amendments. Attached as Exhibit A hereto is a copy of the Certificate of Incorporation, marked to show the changes being proposed for adoption at this meeting.

  The Board of Directors is proposing the amendments relating to the voting rights of the holders of the Debentures in order to comply with the Company's agreements with Boss Investment relating to Boss Investment's acquisition of an aggregate of $100 million principal amount of the Company's Debentures. In the event that stockholder approval of the amendments is not obtained by the Company by July 25, 1999, the interest rate on the Debentures will increase from 7 1/2% to 12 1/2% per annum until such approval is obtained. In addition, if approval is not obtained by October 24, 1999, the conversion price will be permanently reduced by $1.00 and will be further permanently reduced by $1.00 every 90 days thereafter if stockholder approval of the amendment is not obtained during such 90 day period, subject to a maximum reduction of the conversion price of $4.00.

  On March 22, 1999 the Company entered into a Securities Purchase Agreement and an Investors' Rights Agreement with Boss Investment. Pursuant to the Securities Purchase Agreement, on April 30, 1999 Boss Investment acquired the Debentures. Pursuant to the Investors' Rights Agreement, the Company agreed to, among other things, submit for stockholder approval by July 25, 1999 amendments to the Certificate of Incorporation which (a) provide to the holders of the Debentures the right to vote on an as converted basis with the holders of shares of Common Stock and any other voting stock, to elect as a class three directors (or if the Board has more than ten directors, no less than 30% of the Board), to elect, as a separate class, a majority of the Board if a Trigger Event occurs, which is defined in the Investors' Rights Agreement as a material and intentional breach by the Company of its agreements with the holders of the Debentures or a payment default or any other default giving rise to a right to acceleration under the terms of any indebtedness of the Company which, in any event, is not remedied within specified time periods and, provide to the holder of the Debentures the right to consent to any amendment or repeal by the Company of any provisions of the Certificate of Incorporation that is adverse to the holders of the Debentures and (b) provide for stockholder action by unanimous written consent. (See Proposal 3 relating to stockholder action by unanimous written consent.)

  The Debentures are convertible at an initial conversion price of $22.50 per $1,000 principal amount. In addition to the possible reduction of the conversion price if stockholder approval of the amendments to the Certificate of Incorporation is not obtained by October 24, 1999, the conversion price is subject to customary antidilution adjustments. Upon conversion of the Debentures, a holder will receive a number of shares of Common Stock equal to the principal amount of the Debentures being converted plus accrued interest thereon divided by the conversion price then in effect. (If the Debentures are converted prior to the fifth anniversary of their issuance, the number of shares of Common Stock issuable on conversion will also give effect to the amount of interest that would have been paid on the convertible subordinated notes through the fifth anniversary subject to a maximum of 30 months of additional interest unless such conversion is in connection with a change of control of the Company.)

  Through the fifth anniversary of their issuance, interest is payable in additional Debentures or, at the option of the Company, in cash, except that from and after the third anniversary through the fifth anniversary, interest will be paid in cash if requested by a majority of the holders of the Debentures. Thereafter, interest is payable only in cash. The terms of the Company's credit facility and the senior subordinated notes that it issued in connection with the financing for its recently completed tender offer restrict the payment of interest on the Debentures in cash under certain circumstances.

  If the proposed amendments to Article Four of the Certificate of Incorporation are adopted, the holders of the Debentures will be entitled to vote on all matters submitted to the stockholders for approval together with the holders of shares of Common Stock and any other voting stock and will be entitled to cast the number of votes that they would be entitled to cast if they converted the Debentures into shares of Common Stock. Based upon a conversion price of $22.50 per share and assuming all of the interest on the Debentures is paid in cash, Boss Investment would have the right to cast 4,444,444 votes, or votes equivalent to approximately 16.9% of the currently outstanding shares of Common Stock.

  In addition, if the proposed amendments to Article Four are adopted, the holders of the Debentures will be entitled to elect as a class three of the Company's directors (or at least 30% of the number of directors if the number of directors is more than ten). In addition, amended Article Four will entitle the holders of the

Debentures to elect, as a separate class, a majority of the Board in the event of (i) a payment default, or any other default giving rise to a right to accelerate, under any indebtedness of the Company and (ii) any material and intentional breach by the Company of the agreements relating to the investment by Boss Investment. The right of the holders of the Debentures to exercise this right will be subject to certain notice and cure periods.

  In the Investors' Rights Agreement, the Company agreed to cause Messrs. Africk, Gross and Newmark to be added to the Board effective at the time that Boss Investment acquired the Debentures. Messrs. Africk, Gross and Newmark are currently directors and nominees for election to the Board. In addition, the Company agreed to nominate and otherwise support for election to the Board at the 1999 Annual Meeting three designees of Boss Investment and to either nominate at the 1999 Annual Meeting the persons serving on the Board immediately following the sale of the Debentures or, if any of such persons have resigned or otherwise cannot or will not serve on the Board following the 1999 Annual Meeting, such other persons as are mutually acceptable to the Company and Boss Investment.

  In addition, the Company agreed that, if the holders of the Debentures cannot elect three persons to the Board for any reason (whether because (i) the stockholders do not adopt the amendments to the Certificate of Incorporation or the amendments are not otherwise effective, (ii) no Debentures remain outstanding or (iii) otherwise), it will deliver a notice to Boss Investment not more than 40 and no less than ten days prior to the mailing of the Company's proxy materials relating to an election of directors informing Boss Investment of the earliest date that the Company may mail proxy materials in connection with any election of directors. If Boss Investment owns (on an as converted basis) at least 1,481,479 shares of Common Stock, the Company will nominate for election as directors three persons designated for election by Boss Investment and support in good faith the election of such persons to the Board. If such nominees are not elected to the Board, the Company has agreed to provide to Boss Investment the right to designate one representative to serve as an observer at each meeting of the Board and each committee thereof. The Company has agreed to reimburse such representative for all expenses incurred to attend any meeting and to provide to such representative copies of all materials distributed to the Board.

  The Company has also agreed to amend its bylaws if the stockholders adopt the amendments to the Certificate of Incorporation relating to the voting rights of the holders of Debentures. These amendments will provide for the rights of Boss Investment to designate nominees for election as directors, to designate persons to fill vacancies on the Board, to include directors designated by Boss Investment on the Board's committees, to limit the size of the Board to ten persons unless it provides to the holders of the Debentures the right to elect at least 30% of the total number of directors and to provide that meetings of the Board or any committee thereof may be conducted by teleconference.

  Pursuant to the Investors' Rights Agreement, the Company has agreed to obtain the prior consent of Boss Investment prior to certain significant corporate actions as long as Boss Investment owns 50% of the outstanding Debentures. The significant corporate actions requiring such consent are:

  . mergers of the Company unless in connection with a "permitted acquisition;"

  . a recapitalization, liquidation or reorganization of the Company's business or a material change in the Company's business;

  . acquisitions or dispositions having an aggregate value in excess of $100 million;

  .  dividends;

  .  acquisitions of capital stock or indebtedness junior to the Debentures;

  . the hiring, firing or amendment of the employment terms of the Company's Chief Executive Officer;

  . any increase in the size of the Board of Directors above ten directors unless designees of Boss Investment continue to comprise at least 30% of the Board;

  .  transactions with affiliates not in the ordinary course of business; and

  . any agreement that would restrict the Company's ability to honor the rights of the holders of the Debentures.

  As noted above, the Board is also proposing amendments to the Certificate of Incorporation to eliminate the provisions of Article Four that relate to the shares of convertible non-voting common stock, par value $0.001 per share. The Board is proposing the amendments relating to the convertible non-voting common stock because those provisions are no longer necessary since that stock is no longer outstanding.

  Finally, the Board is proposing to restate the Certificate of Incorporation to reflect the foregoing amendments to facilitate the understanding of the Company's amended Certificate of Incorporation.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is necessary for the approval of the amendment to and related restatement of the Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO ARTICLES FOUR, FIVE AND SIX AND THE RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 3

     APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR
                STOCKHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT

  The Board proposes amending the Certificate of Incorporation to add Article Nine, which would require unanimous written consent if stockholder approval of a matter is solicited by written consent rather than at a meeting of stockholders. Proposed Article Nine is included in Exhibit A to this Proxy Statement. Upon obtaining approval of the majority of the outstanding shares of Common Stock entitled to vote, the Company's bylaws will be amended and restated to conform to the amended and restated Certificate of Incorporation.

  A requirement that stockholder action in writing be given by all of the stockholders makes it impractical for stockholders to act by written consent. This means that if an acquiror wanted to attempt to take over the Company, action by written consent would be difficult for the acquiror to achieve. Therefore, adoption of this amendment will prevent the would-be acquiror from avoiding a stockholder meeting on the takeover proposal. The need to hold a meeting provides the Board with additional time to consider the takeover proposal and, as appropriate, negotiate with the would-be acquiror. The Board proposes the amendment relating to stockholder action by unanimous written consent in connection with the Company's agreements with Boss Investment relating to its acquisition of an aggregate principal amount of $100 million of the Company's Debentures. The proposed amendment also reflects the determination of the Board that the Company should continue to be in a position to pursue its long-term goals and objectives without distraction by the threat of a hostile takeover attempt.

  The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of the Company's Common Stock, or to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company's management. The Company is aware that a number of unsolicited acquisition proposals in connection with takeover activities have employed, or have sought to employ, tactics which are designed to force a response by the target company through threats or attempts to secure action without a meeting and without affording a reasonable opportunity for the boards of directors of such companies to consider whether such proposals are in the best interests of its stockholders.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is necessary for the approval of the amendment to and related restatement of the Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF ARTICLE NINE AND THE RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 4

     APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR
                  11,000,000 SHARES OF SERIES PREFERRED STOCK

  The Board proposes amending Article Four of the Certificate of Incorporation to authorize the issuance of 11,000,000 shares of series preferred stock, par value $0.001 per share. A copy of the proposed Article Four, marked to show this and other proposed changes, is set forth in Exhibit A to this Proxy Statement. Upon obtaining approval of the majority of the outstanding shares of Common Stock entitled to vote, the Company's bylaws will be amended and restated to conform to the amended and restated Certificate of Incorporation.

  The proposed amendment will authorize the Board, without further stockholder approval, to create one or more series of preferred stock, to fix the authorized number of shares of any series, and to fix the terms of any series, including the following:

  .  designation (naming) of the series;

  .  the terms upon which shares will be entitled to dividends;

  . the rights of holders of the series in the event of the Company's liquidation, dissolution or winding up;

  .  the rights of the Company, if any, to buy back (redeem) shares;

  . the terms of any obligation of the Company to purchase, redeem or retire shares or maintain a fund for such purposes;

  .  the voting rights, if any, of the shares of the series; and

  . the right, if any, to exchange or convert the shares of such series into shares of another series of preferred stock or any other class of stock.

  Adoption of this amendment will enhance the Company's flexibility in obtaining financing in the future. The issuance of preferred stock, however, may adversely affect the voting and dividend rights, rights upon liquidation and other rights of the holders of Common Stock. In addition, the issuance of preferred stock could be used in the future, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although at this time the Company has no plans to issue any shares of preferred stock, there can be no assurance that it will not do so in the future. This provision, as well as the investment in the Company of Boss Investment, is expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of the Company's Common Stock.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is necessary for the approval of the amendment to and related restatement of the Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO ARTICLE FOUR AND THE RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 5

                                  APPROVAL OF
                         1999 LONG-TERM INCENTIVE PLAN

  The Board has adopted the 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan is intended to supplement the Company's 1998 Long-Term Incentive Plan (the "1998 Plan"). As a result of the number of outstanding shares of Common Stock remaining after the recent completion of the Company's tender offer, no more shares of Common Stock are currently available for award under the 1998 Plan. The 1999 Plan is substantially identical to the 1998 Plan, except that the number of shares of Common Stock that may be delivered upon exercise or settlement of awards issued under the 1999 Plan is 1,500,000 shares, whereas the number of shares of Common Stock that may be subject to outstanding awards under the 1998 Plan is 14% of the total number of shares of Common Stock outstanding. The 1999 Plan will not be effective unless and until stockholder approval is obtained. The 1998 Plan will remain in effect regardless of whether the 1999 Plan is adopted, except that the Company will not issue any additional awards relating to shares of Common Stock under the 1998 Plan that become available as a result of an increase in the number of shares of Common Stock outstanding. Any outstanding awards made under the 1998 Plan or its predecessor plan, the Company's 1997 Long-Term Incentive Plan (the "1997 Plan"), will remain subject to the terms of the respective plan. As of May 13, 1999, stock options for a total of 3,463,678 shares are outstanding under the 1998 Plan or the 1997 Plan. As of June 1, 1999, the Company had 21,903,105 shares of Common Stock outstanding.

DESCRIPTION OF THE 1999 PLAN

  The purpose of the 1999 Plan is to provide officers, key employees and consultants of the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. The 1999 Plan is set forth as Exhibit B to this Proxy Statement, and the description of the 1999 Plan contained herein is qualified in its entirety by reference to Exhibit B.

  Awards under the 1999 Plan may be granted by the Compensation Committee of the Board of Directors and may include: (i) options to purchase shares of Common Stock, including incentive stock options ("ISOs"), non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company or upon other events; (iii) restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future; (v) bonus stock and awards in lieu of cash compensation;
(vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or
(vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. All outstanding awards under the 1999 Plan will generally become fully exercisable or vested in connection with a "change in control" of the Company. Awards granted under the 1999 Plan are generally not assignable or transferable except by the laws of descent and distribution.

  The flexible terms of the 1999 Plan are intended to, among other things, permit the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. For awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, such performance objectives will be based solely on (i) annual return on capital, (ii) annual earnings or earnings per share, (iii) annual cash flow provided by operations,
(iv) changes in annual revenues, and/or (v) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

  The Compensation Committee of the Board of Directors, which will administer the 1999 Plan, will have the authority, among other things, to: (i) select the officers and other key employees and consultants entitled to receive awards under the 1999 Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or units or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the 1999 Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provision or waiver thereof. The exercise price at which shares of Common Stock may be purchased pursuant to the grant of stock options under the 1999 Plan is to be determined by the Compensation Committee at the time of grant in its discretion. The Compensation Committee will have the discretion to set an exercise price that is below the fair market value of the shares of Common Stock covered by such grant at the time of grant.

  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1999 Plan may not exceed 1,500,000. In addition, no individual may receive awards in any one calendar year relating to more than 250,000 shares of Common Stock.

  The 1999 Plan may be amended, altered, suspended, discontinued, or terminated by the Board of Directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

  No awards have been granted pursuant to the 1999 Plan. Awards that may in the future be received by or allocated to the chief executive officer, the four other most highly compensated executive officers, or to such other groups of persons, cannot be determined at this time, except that the Company expects to allocate up to approximately 30,000 shares of Common Stock for awards to former employees of acquired businesses who become non-officer employees of the Company.

FEDERAL TAX CONSEQUENCES

  The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 1999 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 1999 Plan.

  The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the grantee or the Company. A grantee will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

  A participant's disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in short-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

  With respect to awards granted under the 1999 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

  Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Assuming the 1999 Plan is approved at the Annual Meeting, the Company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant, and other awards the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will qualify as such "performance-based compensation," although other awards under the 1999 Plan may not so qualify.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required to approve the adoption of the 1999 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL 6

             APPROVAL OF THE 1999 STOCK PERFORMANCE INCENTIVE PLAN

  The Board has adopted the 1999 Stock Performance Incentive Plan (the "Performance Plan") in order to motivate selected officers and key employees of the Company and its subsidiaries to achieve significant levels of appreciation in the Company's stock price. The Performance Plan is set forth in Exhibit C to this Proxy Statement and the description of the Performance Plan contained herein is qualified in its entirety by reference to Exhibit C. Under the Performance Plan, the Compensation Committee will have the authority to award up to a maximum of 1,500,000 shares of Common Stock based upon attainment of the following stock price levels (which levels must be maintained for a period of at least 20 out of 30 consecutive trading days):

                                                     CUMULATIVE NUMBER OF SHARES
       STOCK PRICE                                       THAT MAY BE AWARDED
       -----------                                   ---------------------------
       $40.00.......................................            300,000
       $55.00.......................................            800,000
       $70.00.......................................          1,500,000

  The Compensation Committee will have the authority to make adjustments in the stock price targets and number of shares set forth above in the event of certain events or transactions affecting the Company's capital structure. In addition, in the event of a change in control of the Company (as defined in the Performance Plan), the Compensation Committee may grant any or all of the 1,500,000 shares without regard to achievement of the stock price targets.

  The Compensation Committee shall administer and make all determinations under the Performance Plan, including (i) the officers and key employees who are to be eligible to receive awards of Common Stock under the Performance Plan, (ii) the number of shares of Common Stock to be awarded to any officer or key employee based on such criteria as the Compensation Committee may establish; provided, however, that no individual may receive in any one calendar year an award of more than 250,000 shares of Common Stock, (iii) whether to condition the delivery of shares of Common Stock on satisfaction of other requirements or performance objectives (in addition to the achievement of the stock price levels set forth above), and (iv) whether to defer delivery of shares of Common Stock that otherwise have been earned under the Performance Plan. For awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, performance objectives (in addition to the achievement of the stock price levels set forth above) shall be based solely on (i) annual return on capital, (ii) annual earnings or earnings per share, (iii) annual cash flow provided by operations, (iv) changes in annual revenues, (v) stock price and/or (vi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

  The Performance Plan may be amended, altered, suspended, discontinued, or terminated by the Board without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

  No awards have been granted pursuant to the Performance Plan. Awards that may in the future be received by or allocated to the chief executive officer, the four other most highly compensated executive officers, or such other groups of persons, cannot be determined at this time.

FEDERAL TAX CONSEQUENCES

  For federal income tax purposes, awards of shares will generally be taxable to the employee when received based on the value of the shares at such time, and the Company will generally be entitled to a corresponding tax deduction. However, the Company's deduction may be limited by operation of Section 162(m) of the Internal Revenue Code, which generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards of shares of Common Stock under the Performance Plan may not in all cases qualify as "performance-based compensation."

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required to approve the adoption of the Performance Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 1999 STOCK PERFORMANCE INCENTIVE PLAN.

                                  PROPOSAL 7

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Upon recommendation of the Audit Committee of the Board, and subject to ratification by the stockholders, the Board has appointed PricewaterhouseCoopers LLP as the Company's independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's independent accountants since its formation in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company's independent accountants.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE 1999 FISCAL YEAR.

                       DEADLINES FOR 2000 ANNUAL MEETING

  Any stockholder proposal submitted to the Company pursuant to Securities and Exchange Commission Rule 14a-8 for inclusion in the Company's Proxy Statement and proxy card relating to the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than February 9, 2000. If the Company does not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the 1999 Annual Meeting of Stockholders by April 24, 2000, the Company will retain discretionary authority to vote proxies on such matters if they are raised at the 2000 Annual Meeting of Stockholders.

                                 OTHER MATTERS

  The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the proxy card accompanying this Proxy Statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                       By Order of the Board of Directors,

                                       /s/ F. Traynor Beck
                                       F. Traynor Beck
                                       Secretary
June 8, 1999

                                                                      EXHIBIT A

  THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS SET FORTH
    BELOW. NEW LANGUAGE IS ENCLOSED IN "[   ]" BRACKETS AND LANGUAGE TO BE
                  DELETED IS ENCLOSED IN "*[   ]*" BRACKETS.

              [AMENDED AND] RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       BUILDING ONE SERVICES CORPORATION

  [BUILDING ONE SERVICES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify as follows:]

  [1. The name of the corporation is Building One Services Corporation. The name of the corporation was initially Consolidation Capital Corporation and the date of filing of its Certificate of Incorporation with the Secretary of State was September 15, 1997, as amended on September 16, 1998.]

  [2. This Amended and Restated Certificate of Incorporation restates, integrates, and further amends the Certificate of Incorporation of this corporation to read in its entirety as follows:]

                                  ARTICLE ONE
                                     NAME

  The name of the Corporation is Building One Services Corporation (the "Corporation").

                                  ARTICLE TWO
                               REGISTERED OFFICE

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                   PURPOSES

  The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

                                 ARTICLE FOUR
    [COMMON] *[CAPITAL]* [STOCK,] *[AND]* [DEBENTURES AND PREFERRED SHARES]

4.1 AUTHORIZED SHARES. *[(a)]* The total number of shares of capital stock which the Corporation shall have authority to issue is *[250,500,00]* [261,000,000] shares, consisting of:

  *[(i)]* (a) 250,000,000 shares of Common Stock, par value $0.001 per share (the "Common *[Shares]* [Stock]"); and

  *[(ii) 500,000 shares of Convertible Non-Voting Common Stock, par value $0.001 per share ("the CNV Common Shares").]*

  [(b) 11,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Shares").]

4.2 [SUBORDINATED DEBENTURES. The Corporation has issued 7 1/2% Convertible Subordinated Pay in Kind Debentures Due 2012 (the "Debentures").]

*[4.2.]* [4.3] DESIGNATIONS, PREFERENCES, ETC. [OF THE COMMON STOCK, THE DEBENTURES AND THE PREFERRED SHARES]. The designations, preferences, powers, qualifications and special or relative rights and privileges of the Common *[Shares and the CNV Common Shares (together, the "Capital Shares"),]* [Stock, the Debentures, and the Preferred Shares] are as follows:

  *[(a) IDENTICAL RIGHTS. Except as set forth in Paragraph 4.2(d) below relating to voting rights, Paragraph 4.2(h) below relating to the automatic conversion of CNV Common Shares into Common Shares and Paragraph 4.2(i) below relating to restrictions on transfer of CNV Common Stock, all Capital Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.]*

  *[(b)]* [(a)] DIVIDENDS. (i) When, as, and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, property or securities of the Corporation, the holders of *[Capital Shares]* [shares of Common Stock] shall be entitled to share equally in and to receive such dividends, in accordance with the number of shares of *[Capital]* [Common Stock] held by each such holder.

    (ii) Dividends payable under this Paragraph *[4.2(b)]* [4.3(a)] shall be paid to the holders of record of [shares of] the outstanding *[Capital Shares]* [Common Stock] as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend.

    (iii) Notwithstanding anything contained herein to the contrary, no dividends on *[Capital Shares]* [shares of Common Stock] shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

  *[(c)]* [(b)] LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, the holders of *[Capital Shares]* [shares of Common Stock] shall be entitled to share ratably, in accordance with the number of *[Capital Shares]* [shares of Common Stock] held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of *[Capital Shares]* [shares of Common Stock], whether such assets are capital, surplus or earnings. For the purposes of this Paragraph *[4.2(c)]* [4.3(b)], neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring or merged corporation (or of the direct or indirect parent corporation of the acquiring or merged corporation), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this Paragraph *[4.2(c)]* [4.3(b)].

 *[(d)]* [(c)] VOTING RIGHTS. All rights to vote and all voting power shall be vested *[exclusively]* in the holders of *[the]* [shares of Common] *[Shares]* [Stock and the holders of the Debentures]. *[The CNV Common Shares shall have no voting power unless otherwise provided by statute.]* [In accordance with Section 221 of the General Corporation Law of the State of Delaware, each Debenture shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters submitted to holders of shares of Common Stock and any other series or class of voting stock voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, (i) each Debenture shall entitle the holder thereof to cast that number of whole votes (and fractions thereof) per $1,000 outstanding principal amount as is equal to the number of votes that such holder would be entitled to cast had such holder converted its Debentures into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters and (ii) each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder.]

  *[(e)]* [(d)] NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. *[No holder of Capital Shares shall be entitled to preemptive or subscription rights.]* [Except as agreed to and set forth in any agreement between the Corporation and a holder of shares of Common Stock, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.]

  [In addition, the Debentures shall have such powers, preferences, rights, terms and privileges as are set forth in the Indenture dated as of April 30, 1999 between the Corporation and United States Trust Company of New York, as trustee, as such Indenture may be amended, supplemented or restated from time to time.]

  *[(f) CONSIDERATION ON MERGER, CONSOLIDATION, ETC. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Common Shares and CNV Common Shares must be identical for each class of stock.]*

  *[(g) STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Capital Shares unless the outstanding shares of all classes of Capital Shares shall be proportionately subdivided or combined.]*

  *[(h) AUTOMATIC CONVERSION OF CNV COMMON SHARES.]*

  *[(i) AUTOMATIC CONVERSION. Each CNV Common Share shall convert automatically into one fully paid and non-assessable Common Share on the date that falls on the first anniversary of the date of the Definitive Prospectus that forms a part of the Corporation's Registration Statement on Form S-1 (File No. 333-36193) filed with the Securities and Exchange Commission. The foregoing automatic conversion event shall be referred to hereinafter as the "Event of Automatic Conversion." Except in the case of an Event of Automatic Conversion, the CNV Common Shares shall not be convertible or converted into Common Shares.]*

  *[(ii) AUTOMATIC CONVERSION PROCEDURE. Promptly upon the occurrence of the Event of Automatic Conversion, the holder of CNV Common Shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Common Shares, and shall give written notice to the Corporation, at such office: (A) stating that the shares are being converted pursuant to the Event of Automatic Conversion into Common Shares as provided in Paragraph 4.2(h)(i), (B) identifying the number of CNV Common Shares being converted, and (C) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Common Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the CNV Common Shares shall obligate the Corporation to issue such Common Shares. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of CNV Common Shares a certificate or certificates for the number of Common Shares to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice. To the extent permitted by law, conversion pursuant to the Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Time"). The person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares at and as of the Conversion Time, and the right of such person as a holder of CNV Common Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (ii).]*

  *[(iii) REISSUANCE OF SHARES. CNV Common Shares that are converted into Common Shares as provided herein shall be retired and canceled and shall not be reissued.]*

  *[(iv) RESERVATION. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Common Shares, for the purposes of effecting conversions, such number of duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all]*

*[outstanding CNV Common Shares. The Corporation covenants that all the Common Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or inter-dealer quotation system upon which the Common Shares may be listed or quoted. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Common Shares issued and issuable after such action upon conversion of the CNV Common Shares would exceed the total number of Common Shares then authorized by the Corporation's Restated Certificate of Incorporation.]*

  *[(v) RESTRICTIONS ON TRANSFER. Prior to the first anniversary of the date of the Definitive Prospectus that forms a part of the Corporation's Registration Statement on Form S-1 (File No. 333-36193) filed with the Securities and Exchange Commission, no holder, beneficially or of record, of any CNV Common Shares may offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any CNV Common Shares, or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any CNV Common Shares.]*

  [(e) AUTHORITY TO CREATE SERIES OF PREFERRED SHARES. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the laws of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of the Preferred Shares, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:]

    [(i) the designation of such series, which may be by distinguishing number, letter, or title;]

    [(ii) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series;]

    [(iii) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved, or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;]

    [(iv) the right, if any, to redeem shares of such series at the option of the Corporation, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption, and the manner, effect, and other terms and conditions of any such redemption thereof;]

    [(v) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;]

    [(vi) the voting rights, if any, full, special, or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Shares, restricting the permissible terms of other series or the permissible]

  [variations between series of the Preferred Shares, authorizing or issuing additional shares of the Preferred Shares, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Shares or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);]

    [(vii) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preferred Shares or into shares of any other class of stock of the Corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and]

    [(viii) the other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.]

  [The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Amended and Restated Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Shares.]

  [Shares of any series of the Preferred Shares, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preferred Shares, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Shares.]

                                 ARTICLE FIVE
                         MANAGEMENT OF THE CORPORATION

  The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

  (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors;

  (b) The number of directors shall be as provided in the Corporation's
Bylaws;

  [(c) The holders of the Debentures, voting as a separate class, shall be entitled to elect three (3) directors to the Board of Directors of the Corporation (or if the Board of Directors of the Corporation shall consist of more than 10 persons, no less than 30% of the total number of directors on the Board);]

  [(d) In any election of directors by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE, the Corporation shall take all actions necessary to effectuate the terms and provisions of such paragraph. The special and exclusive voting rights of the holders of the Debentures, voting separately as one class, contained in paragraph (c) of ARTICLE FIVE may be exercised either at a special meeting of the holders of the Debentures called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to paragraph (c) of ARTICLE FIVE shall serve for terms extending from the date of their election and qualification until their successors shall have been elected and qualified;]

  [(e) If at any time any directorship to be filled by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Debentures, call a special meeting of the holders of the Debentures for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the Bylaws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of Debentures may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at such place as specified in such notice;]

  [(f) At any meeting held for the purpose of electing directors as provided in paragraph (c) of ARTICLE FIVE, the presence, in person or by proxy, of the holders of record of Debentures representing at least a majority of the voting power of the Debentures then outstanding (such voting power determined in accordance with Section 4.3(c) of ARTICLE FOUR) shall be required to constitute a quorum of the Debentures for such election. A vacancy in the directorships to be elected by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the voting power of the Debentures;]

  [(g) If a Trigger Event (as such term is defined in the Investors' Rights Agreement, dated as of March 22, 1999, as amended as of April 6, 1999, by and among the Corporation and certain of its investors as such agreement may be amended, supplemented or restated from time to time) shall occur, the holders of the Debentures, voting as a separate class, shall be entitled to elect a majority of the Board of Directors of the Corporation and the Corporation shall take all actions necessary or desirable to effectuate the terms and provisions of this paragraph (g) of ARTICLE FIVE, including, without limitation, increasing the size of the Board of Directors of the Corporation;]

 *[(c)]* [(h)] The Board of Directors shall have the power to make, alter, amend, or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide;

 *[(d)]* [(i)] All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this [Amended and] Restated Certificate of Incorporation, or by the Bylaws) shall be vested in and exercised by the Board of Directors; and

 *[(e)]* [(j)] The stockholders and directors shall have the power, if the Bylaws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the Bylaws or the Board of Directors.

                                  ARTICLE SIX
                                  AMENDMENTS

  The Corporation reserves the right to amend or repeal any provisions contained in this [Amended and] Restated Certificate of Incorporation from the time and at any time in the manner now or hereafter prescribed in this [Amended and] Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation; [provided, however, that without the prior consent of holders of a majority of the outstanding principal amount of the Debentures, the Corporation may not amend or repeal any provisions of this Amended and Restated Certificate of Incorporation, whether by merger, consolidation, combination, reclassification or otherwise, in any manner adverse to the holders of the Debentures.]

                                 ARTICLE SEVEN
                                INDEMNIFICATION

  The Corporation shall, to the extent required, and may, to the extent permitted, by Section 145 of the General Corporation Law of Delaware, as the same may be amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto.

                                 ARTICLE EIGHT
                     LIMITATION OF LIABILITY OF DIRECTORS

  A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this ARTICLE EIGHT shall eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provisions of this ARTICLE EIGHT shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this ARTICLE EIGHT.

                                 [ARTICLE NINE]
                        [WRITTEN CONSENT OF STOCKHOLDERS]

  [Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no action required or permitted to be taken at any annual or special meeting of both the stockholders of the Corporation and the holders of the Debentures may be taken without a meeting except by the unanimous written consent of both the stockholders and the holders of the Debentures entitled to vote thereon.]

  [This Amended and Restated Certificate was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.]

                                                                      EXHIBIT B

                       BUILDING ONE SERVICES CORPORATION

                         1999 LONG-TERM INCENTIVE PLAN

  1. Purpose. The purpose of this 1999 Long-Term Incentive Plan (the "Plan") of Building One Services Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward directors, officers and other key employees and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

  2 Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

  (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

  (b) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

  (c) "Board" means the Board of Directors of the Company.

  (d) A "Change in Control" shall be deemed to have occurred upon:

    (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

    (ii) the date the individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

    (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

  (f) "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

  (h) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

  (i) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

  (j) "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

  (k) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  (l) "Stock" means the Common Stock, par value $0.001, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

  3. Administration.

  (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i) to select persons to whom Awards may be granted;

    (ii) to determine the type or types of Awards to be granted to each such person;

    (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

    (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

    (v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

    (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

    (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

    (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

  Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

  (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

  (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

  4. Stock Subject to Plan.

  (a) Amount of Stock Reserved. The total number of shares of Stock that may be delivered upon exercise or settlement of Awards granted under the Plan may not exceed 1,500,000, provided, however, that shares subject to Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's Account.

  (b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 250,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

  (c) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the annual per-participant limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award. (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

  5. Eligibility. Executive officers and other employees of the Company and its subsidiaries, including any officer or member of the Board who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted an Award under the Plan.

  6. Specific Terms of Awards.

  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.

  (b) Options. The Committee is authorized to grant Options (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

    (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

    (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

    (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted with an exercise price less than 100% (110% for an individual described in Section 422(b)(6) of the Code) of the Fair Market Value of a share of Stock on the date of grant and granted no more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.

    (iv) Termination of Employment. Unless otherwise determined by the Committee, upon termination of a Participant's employment with the Company and its subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment, but only to the extent such Option was exercisable as of such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment.

  (c) Stock Appreciation Rights. The Committee is authorized to grant SARs on the following terms and conditions ("SARs"):

    (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

    (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

  (d) Restricted Stock. The Committee is authorized to grant Restricted Stock on the following terms and conditions ("Restricted Stock"):

    (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

    (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

    (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

    (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

  (e) Deferred Stock. The Committee is authorized to grant Deferred Stock subject to the following terms and conditions ("Deferred Stock"):

    (i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

    (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

  (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

  (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

  7. Certain Provisions Applicable to Awards.

  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

  (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

  (d) Rule 16b-3 Compliance.

    (i) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

    (ii) Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

  (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

  (f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of
Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

  (1) Annual return on capital;

  (2) Annual earnings or earnings per share;

  (3) Annual cash flow provided by operations;

  (4) Changes in annual revenues; and/or

  (5) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

  The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this
Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

  (g) Acceleration upon a Change in Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall lapse immediately prior to a Change in Control, provided, however, that such lapse shall not occur if (i) it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Option No. 16 (or any successor thereto), and operation of this Section 7(g) would otherwise violate Paragraph 47(c) thereof, or (ii) the Committee, in its discretion, determines that such lapse shall not occur, provided, further, that the Committee shall not have the discretion granted in clause (ii) if it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Option No. 16 (or any successor thereto), and such discretion would otherwise violate Paragraph 47(c) thereof.

  8. General Provisions.

  (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

  (b) Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

  (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

  (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

  (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement) except to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting.

  (f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

  (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (j) Compliance with Code Section 162(m). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to
Section 7(f) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

  (k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

  (l) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board and approval of the Company's stockholders, and shall continue in effect until terminated by the Board.

                                                                      EXHIBIT C

                       BUILDING ONE SERVICES CORPORATION
                     1999 STOCK PERFORMANCE INCENTIVE PLAN

  1. Purpose. The purpose of this 1999 Stock Performance Incentive Plan (the "Plan") of Building One Services Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing officers and other key employees with a strong incentive to work towards increasing the Company's stock price, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

  2. Definitions.

  (1) "Board" means the Board of Directors of the Company.

  (2) "Change in Control" shall have the meaning ascribed thereto in the Company's 1999 Long Term Incentive Plan.

  (3) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

  (4) "Committee" means the Compensation Committee of the Board.

  (5) "Share" means a share of the common stock, par value $.001, of the Company and such other securities as may be substituted therefor pursuant to
Section 4.

  (6) "Stock Price" on any particular date means the last sales price of a Share on such date or, if unavailable, the average of the closing bid and asked prices, as reported in The Wall Street Journal for the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") (or for such other nationally recognized exchange or quotation system on which the trading prices of the Shares are quoted) on the day immediately preceding such date (or, if no shares were traded on NASDAQ or such other system on such date, the next preceding day that shares were so traded).

  3. Stock Awards.

  (a) Number of Shares Available for Issuance. The Compensation Committee will have the authority to award up to a maximum of 1,500,000 Shares based upon attainment of the following Stock Price levels (which levels must be maintained for a period of at least 20 out of 30 consecutive trading days):

                                                     CUMULATIVE NUMBER OF SHARES
       STOCK PRICE                                       THAT MAY BE AWARDED
       -----------                                   ---------------------------
       $40.00.......................................            300,000
       $55.00.......................................            800,000
       $70.00.......................................          1,500,000

  Notwithstanding the foregoing, in the event of a Change in Control of the Company, all 1,500,000 Shares shall be available for issuance under the Plan immediately prior to such Change in Control, without regard to satisfaction of the foregoing Stock Price levels.

  (b) Eligibility for Award. The Committee (or its designee) shall administer and make all determinations under the Plan, including, without limitation, (i) the officers and key employees of the Company and its subsidiaries who are eligible to receive awards of Shares under the Plan, (ii) the number of Shares to be awarded to any officer or key employee based on such criteria as the Committee may establish; provided, however, that no individual may receive in any one calendar year an award of more than 250,000 Shares, (iii) whether to condition the delivery of Shares on satisfaction of other requirements (in addition to the achievement of the Stock Price levels set forth above), and
(iv) whether to defer delivery of Shares that otherwise have been earned under the Plan. Except as provided in Section 5, the Board may perform any function of the Committee under the Plan, including, without limitation, for the purpose of ensuring that transactions under the Plan by employees who are then subject to Section 16 of the Securities Exchange Act of 1934 are exempt under Rule 16b-3 issued thereunder. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

  4. Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to fulfill the intended purpose of the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares reserved and available for awards under Section 3(a), (ii) the Stock Price levels set forth in Section 3(a), and (iii) the number and kind of Shares specified in the annual per-employee limitation under Section 3(b).

  5. Performance-Based Awards. The Committee may, in its discretion, condition the award of Shares under the Plan on the achievement of performance objectives (in addition to satisfaction of the Stock Price levels set forth in Section 3(a)) in order to qualify such award as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. The performance objectives for an award subject to this Section 6 shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 5. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for awards subject to this Section 5 shall be selected from among the following:

    (a)Annual return on capital;

    (b)Annual earnings or earnings per share;

    (c)Annual cash flow provided by operations;

    (d)Changes in annual revenues;

    (e)Stock Price; and/or

    (f)Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

  The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such awards to different employees. The Committee shall specify the weight to be given to each performance objective for purposes of determining the final amount payable with respect to any such award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an award subject to this Section 5, but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an award subject to this Section 5.

  6. General Provisions.

  (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the

Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

  (b) Limitations on Transferability. Unless otherwise determined by the Committee, any right to receive Shares under the Plan will not be transferable by an employee except by will or the laws of descent and distribution or to a beneficiary in the event of the employee's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors.

  (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

  (d) Taxes. The Company is authorized to condition the delivery of any Shares under the Plan upon the employee's making a satisfactory provision to enable the Company or any subsidiary to satisfy its tax withholding obligation in connection with such delivery of Shares.

  (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Shares under the Plan without the consent of stockholders or employees, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval.

  (f) No Rights to Awards; No Stockholder Rights. No employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of employees. No award shall confer on any employee any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the employee in accordance with the terms of the award.

  (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an employee pursuant to an award, nothing contained in the Plan or any award shall give any such employee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver Shares, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

  (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements that may be either applicable generally or only in specific cases.

  (i) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and awards granted hereunder shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

  (j) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board and approval of the Company's stockholders, and shall continue in effect until terminated by the Board.

                                  DETACH HERE

                       BUILDING ONE SERVICES CORPORATION
[COMPANY LOGO]                     COMMON STOCK                       PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on July 8, 1999.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

The undersigned hereby appoints Joseph M. Ivey and F. Traynor Beck, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held in the Hall of Flags at the United States Chamber of Commerce located at 1615 H Street, N.W., Washington, D.C. 20062, on Thursday, July 8, 1999 at 10:00 a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of ten nominees as directors, "FOR" the amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to amend Articles Four, Five and Six of the Certificate of Incorporation to provide for certain voting rights for the holders of the Company's 7 1/2% convertible junior subordinated debentures (the "Debentures") and to eliminate certain unneccessary provisions of the Certificate of Incorporation, "FOR" the amendment of the Certificate of Incorporation to add Article Nine to provide for stockholder action by unanimous written consent, "FOR" the amendment of the Certificate of Incorporation to amend Article Four of the Certificate of Incorporation to authorize 11,000,000 shares of series preferred stock, "FOR" the approval and adoption of the Company's 1999 Long-Term Incentive Plan, "FOR" the approval and adoption of the Company's 1999 Stock Performance Incentive Plan and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 if the applicable box is not marked, and at their discretion on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING  PROPOSALS.

1. Election of Andrew Africk, Mary K. Bush, Vincent Eades, Michael Gross, Joseph M. Ivey, Jonathan J. Ledecky, William P. Love, Jr., Brooks Newmark,
     W. Russell Ramsey, and M. Jude Reyes as directors.   [_] FOR ALL NOMINEES
     [_] WITHHELD FROM ALL NOMINEES

                              [_]  _______________________________________
                                   For all nominees except as noted above

2. Approval of amendments to Articles Four, Five and Six of the Certificate of Incorporation (a) to provide that the holders of the Debentures shall have the right (i) to vote on an as converted basis on all of the matters submitted to the Company's holders of shares of common stock and any other class of voting stock as a single class, (ii) to elect, as a separate class, three directors to the Board of Directors (or, if the Board consists of more than ten members, no less than 30% of the total number of directors on the Board), (iii) to elect, as a separate class, a majority of the Board of Directors if the Company materially and intentionally breaches its agreements with the holders of the Debentures or there is a payment default or any other default giving rise to a right to acceleration under the terms of any indebtedness of the company which, in any case, the Company does not remedy within specified time periods, and

     (iv) to consent to any amendment or repeal by the Company of any provisions of the Certificate of Incorporation that are adverse to the holders of the Debentures and (b) to eliminate the provisions of Article Four that relate to the shares of Convertible Non-Voting Common Stock, par value $0.001 per share, because those shares have not been outstanding since their automatic conversion into shares of common stock, and to restate the Certificate of Incorporation to reflect the foregoing amendments.
     [_] FOR [_] AGAINST [_] ABSTAIN

3. Approval of amendment to the Certificate of Incorporation to add new Article Nine to provide for stockholder action by unanimous written consent and to restate the Certificate of Incorporation to reflect the foregoing
     amendment. [_] FOR   [_] AGAINST   [_] ABSTAIN

4. Approval of amendment to Article Four of the Certificate of Incorporation to authorize 11,000,000 shares of series preferred stock, par value $0.001 per share, and to restate the Certificate of Incorporation to reflect the
     foregoing amendment.  [_] FOR   [_] AGAINST   [_] ABSTAIN

5. Approval of the adoption of the Company's 1999 Long-Term Incentive Plan providing for equity-based awards with respect to up to 1,500,000 shares of common stock. [_] FOR [_] AGAINST [_] ABSTAIN

6. Approval of the adoption of the Company's 1999 Stock Performance Incentive Plan. [_] FOR [_] AGAINST [_] ABSTAIN

7. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.
     [_] FOR   [_] AGAINST   [_] ABSTAIN

                              Date: _______________________, 1999


                              __________________________________________
                                              Signature

                              __________________________________________
                                      Signature (if jointly held)

                              Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.


                    [ ]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                    [ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


   PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO 156 FIFTH AVENUE, PENTHOUSE NO. 3, NEW YORK, NEW YORK 10010, SO
              THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.